Exhibit 99.1

Grapefruit Boulevard Investments, Inc.

Financial Statements

As of April 30, 2019 and 2018, the fiscal year ended April 30, 2019, and the period from August 28, 2017 to April 30, 2018

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Independent Auditor’s Report

Board of Directors

Grapefruit Boulevard Investments, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Grapefruit Boulevard Investments, Inc. (the “Company”) as of April 30, 2019 and 2018, and the related statements of operations, changes in stockholders’ (deficit) equity, and cash flows for the period August 28, 2017 (inception) to April 30, 2018, the year ended April 30, 2019, and the related notes to the financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2019 and 2018, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used, and significant estimates made, by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses and cash flow deficits from operations that raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions, and management’s plans regarding these matters, are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ SingerLewak LLP

We have served as the Company’s auditor since 2019.

Denver, CO

November 29, 2019

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GRAPEFRUIT BOULEVARD INVESTMENTS, INC.

BALANCE SHEETS

	April 30, 2019	April 30, 2018
ASSETS

CURRENT ASSETS:
Cash	$18,859	$195,874
Accounts receivable	3,345	-
Inventory	73,300	-
Other	4,004	9,743
Total current assets	99,508	205,617
NON-CURRENT ASSETS:
Property, plant and equipment, net	1,762,543	1,340,453
Equipment deposit	-	20,000

TOTAL ASSETS	$1,862,051	$1,566,070

LIABILITIES AND (DEFICIT) EQUITY

CURRENT LIABILITIES
Notes payable	$250,000	$250,000
Capital lease - current portion	29,449	22,627
Accrued loan interest	162,500	125,000
Related party payable	281,626	183,406
Accounts payable and accrued expenses	217,426	21,381
Total current liabilities	941,001	602,414

LONG-TERM LIABILITIES
Capital lease, less current portion	79,369	108,817
Long-term notes payable, net	859,500	848,700
Total long-term liabilities	938,869	957,517

TOTAL LIABILITIES	1,879,870	1,559,931
Commitments (Note 4 and 10)

(DEFICIT) EQUITY

Common stock, 450,000,000 shares authorized, $0.002 par value, 11,070,000 and 10,000,000 issued and outstanding as of April 30, 2019 and April 30, 2018, respectively.	22,140	20,000
Additional paid in capital	3,012,860	2,480,000
Subscription receivable	(50,000)	-
Accumulated deficit	(3,017,904)	(2,493,861)
Total Grapefruit (deficit) equity	(32,904)	6,139
Noncontrolling interest	15,085	-
Total (deficit) equity	(17,819)	6,139
Total liabilities and (deficit) equity	$1,862,051	$1,556,070

Please refer to accompanying notes to financial statements

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GRAPEFRUIT BOULEVARD INVESTMENTS, INC.

STATEMENTS OF OPERATIONS

		From Inception
	Year Ended April 30, 2019	August 28, 2017 to April 30, 2018
Revenues
Bulk trim sales	$324,000	$-
Distribution services	121,250	-
Retail sales	64,513	-
Other	3,780	-
Total revenues	513,543	-
Cost of goods sold	502,360	-
Gross profit	11,183	-
Operating expenses:
Research and development	-	133,794
General and Administrative	283,461	2,295,107
Total operating expenses	283,461	2,428,901

Loss from operations	(272,278)	(2,428,901)
Other income (expense):
Interest expense	(46,912)	(64,960)
Impairment charge - LVCA	(195,385)	-
Total other income (expense)	(242,297)	(64,960)

Loss before income taxes	(514,575)	(2,493,861)

Provision for income taxes	-	-

Net loss	(514,575)	(2,493,861)

Less: Net loss attributable to noncontrolling interest	(9,468)	-

Net loss attributable to Grapefruit Boulevard Investments, Inc. common shareholders	$(524,043)	$(2,493,861)

Net loss per share - Basic and Diluted	$(0.05)	$(0.45)
Weighted average common stock outstanding - Basic and Diluted	10,354,176	5,552,198

Please refer to accompanying notes to financial statements

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GRAPEFRUIT BOULEVARD INVESTMENTS, INC.

STATEMENTS OF CASH FLOWS

		From Inception
	Year Ended	August 28, 2017
	April 30, 2019	to April 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(524,043)	$(2,493,861)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	39,193	-
Fixed asset deposit forfeiture	97,000	-
Impairment charge	195,385	-
Stock-based compensation officers	-	2,000,000
Stock-based compensation related party services	-	250,000
Changes in operating assets and liabilities:
Accounts Receivables	(3,345)	-
Inventory	(73,300)	-
Deposit on equipment	(77,000)	(20,000)
Other	5,739	(9,743)
Accounts payable and accrued expenses	196,045	21,381
Accrued loan interest	(102,527)	33,032
Related parties payable	98,220	183,406
Net cash used for operating activities	(148,633)	(35,785)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of land and equipment	(159,036)	(1,116,386)
Capitalization of land improvements	(151,420)	(655)
Acquisition of LVCA	(180,300)	-
Net cash used in investing activities	(490,756)	(1,117,041)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayment of capital lease liability	(22,626)	-
Proceeds from notes payable, net of discount	-	1,098,700
Proceeds from issuance of stock	485,000	250,000
Net cash proceeds from financing activities	462,374	1,348,700

NET (DECREASE) INCREASE IN CASH	(177,015)	195,874

CASH, BEGINNING BALANCE	195,874	-

CASH, ENDING BALANCE	$18,859	$195,874

SUPPLEMENTAL ACTIVITY OF CASH FLOW INFORMATION:
Cash paid for interest expense	32,529	25,414
Cash paid for income taxes	-	-
Noncash investing and financing activities:
Noncash capital lease investment	-	131,444
Stock subscription receivable	50,000	-
Capitalization of interest for land improvements	150,827	91,967

Please refer to accompanying notes to financial statements

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GRAPEFRUIT BOULEVARD INVESTMENTS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

	Deficit Attributable to Grapefruit Boulevard Investments, Inc.
	Common Stock		Additional			Total Stockholders’	Non-	Total
	Number of		Paid in	Subscription	Accumulated	(Deficit)	controlling	(Deficit)
	Shares	Amount	Capital	Receivable	Deficit	Equity	Interest	Equity

Balance as of inception, August 28, 2017	-	$-	$-	$-	$-	$-	$-	$-

Shares issued for cash	1,000,000	2,000	248,000	-	-	250,000	-	250,000

Stock-based officer compensation	8,000,000	16,000	1,984,000	-	-	2,000,000	-	2,000,000

Stock-based related party compensation	1,000,000	2,000	248,000	-	-	250,000	-	250,000

Net loss	-	-	-	-	(2,493,861)	(2,493,861)	-	(2,493,861)

Balance as of April 30, 2018	10,000,000	$20,000	$2,480,000	$-	$(2,493,861)	$6,139	$-	$6,139

Shares issued for cash	970,000	1,940	483,060	-	-	485,000	-	485,000

Shares issued for subscription receivable	100,000	200	49,800	(50,000)	-	-	-	-

Noncontrolling interest LVCA	-	-	-	-	-	-	15,085	15,085

Net loss	-	-	-	-	(524,043)	(524,043)	-	(524,043)

Balance as of April 30, 2019	11,070,000	$22,140	$3,012,860	$(50,000)	$(3,017,904)	$(32,904)	$15,085	$(17,819)

Please refer to accompanying notes to financial statements

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GRAPEFRUIT BOULEVARD INVESTMENTS, INC.

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2018 AND 2019

NOTE 1 –ORGANIZATION AND NATURE OF OPERATIONS

Grapefruit Boulevard Investments, Inc. (“we”, “our”, “us”, “Grapefruit”, “GBI”, or “the Company”) was formed as a California corporation on August 28, 2017 and began operation in September 2017.

Grapefruit holds its State of California provisional licensing from the Bureau of Cannabis Control and the California Department of Public Health. We own two acres of fully entitled cannabis real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park. The location within Coachillin’ allows the Company to apply for and hold every cannabis license available under the California Cannabis laws.

We intend on building out the real property into a distribution, manufacturing and high-tech cultivation facility to further our goal to become a seed to sale, fully vertically integrated Cannabis and CBD product Company. Grapefruit’s plans include an indoor 22,000 square foot multi-tiered canopy and adjoining tissue culture rooms.

We became members of the Indian Canyon and 18th Property Association on September 19, 2017 and have an ownership interest of 1.46% based upon the 77,156 gross parcel square foot of our property located in an approximately 5.3 square foot facility. Our ownership rights allow us access to various common areas that are currently being constructed as of April 30, 2019. Land improvements began in our fiscal year 2018 and were capitalized in the amounts of $88,747 as of April 30, 2018 and $390,996 as of April 30, 2019, respectively.

Distribution - Grapefruit initially obtained a temporary California wholesale recreational and medicinal cannabis distribution license on January 4, 2018, thereby acquiring the regulatory foundation necessary to initiate its distribution business and commence revenue generating activity. Thereafter, Grapefruit met all of its ongoing regulatory requirements and filed its application for an annual distribution license. In May 2019, Grapefruit was granted its provisional distribution license.

Manufacturing - The Company owns a fully licensed ethanol extraction facility in the City of Desert Hot Springs, CA. This is a Type 6 Ethanol Extraction Plant which removes the essential cannabis compounds, such as THC Distillate, that we, and others use, to produce cannabis products.

Our extraction facility produces high quality distillate or “Honey Oil” from trim that Grapefruit sources utilizing its distribution license as set forth above. THC Honey Oil is a fundamental cannabis commodity which serves as the active ingredient in products from infused edibles to tinctures/creams to the cartridges used in vapes or e-cigarettes. Grapefruit began extraction operations in April 2019.

THC Distillate is an all-purpose product that is used in the manufacture of everything from cannabis edibles to “e-cigarette” vape carts to tinctures, to creams and pre-rolled cannabis “joints”. We sell our distillate in California to companies that manufacturer their own product lines of edibles and/or vape cartridges. We also intend to use our own Distillate to produce our branded line of edibles and vape cartridges to allow us to control the quality of our product lines. We also manufacture marijuana cigarettes (which we market as pre-rolls) for sale into the retail marketplace.

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Government Regulation - Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal laws. As of June 30, 2019, 30 states and the District of Columbia allow their citizens to use medical marijuana, and voters in the states of California, Colorado, Washington, Nevada, Oregon, Alaska, Maine, Massachusetts, Vermont and the District of Columbia have approved ballot measures to legalize cannabis for adult recreational use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The former Obama administration had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical and recreational marijuana under what colloquially became known as the “Cole memo”. However, on January 4, 2018, Attorney General Jeffery Sessions rescinded the “Cole memo,” and issued a new memo in its place that reaffirms the Department of Justice’s stance of potentially prosecuting violators of federal marijuana laws. On April 13, 2018, President Trump pledged to support federalism-based legislation regarding marijuana and promised not to pursue federal prosecution despite the Attorney General’s actions. It appears that the current administration will not elect to vigorously enforce federal laws, but such future enforcement may cause significant financial damage to us.

Critical Suppliers – We have engaged in several contracts with various cannabis suppliers and lab equipment specialists and have analyzed the impact of these relationships under the accounting guidance of ASC 275 and we have concluded that these relationships do not present a risk of a near-term, severe impact because of the following; (i) we have established relationships with several cannabis farmers, producers and testing labs; (ii) we do not believe that we are dependent on one or a small group of suppliers and believe we could locate alternative suppliers, if needed; (iii) we have worked closely with our suppliers and work closely with them to help ensure the continuity of supplies and use various operational techniques to address the potential disruption of the supply chain; and (iv) we have not experienced any significant difficulty in the past in obtaining cannabis related materials or extraction lab parts necessary to meet our production needs. During the fiscal year 2019 and 2018 we did not maintain a concentration in the volume of business transacted with any particular supplier, or a concentration in the availability of sources of supply that presented a risk of a near-term severe impact.

Concentration of Credit Risk – For the fiscal year ended April 30, 2019, two customers comprised 89% of the Company’s sales. One customer comprised 100% of the Company’s accounts receivable as of April 30, 2019.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates – The preparation of our financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of our financial statements and the reported amounts of revenues and expenses during the periods presented.

We make our estimate of the ultimate outcome for these items based on historical trends and other information available when our financial statements are prepared. We recognize changes in estimates in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. We believe that our significant estimates, assumptions and judgments are reasonable, based upon information available at the time they were made. Our actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term. The company’s most significant estimates relate to useful life for depreciation, the value of long-lived assets and related impairment, and provision for income taxes.

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Fair Value of Financial Instruments – We value our financial assets and liabilities using fair value measurements. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The hierarchy is prioritized into three levels (with Level 3 being the lowest) defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2: Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The carrying amount of our cash approximates fair value because of the short-term nature of the instruments. The carrying amount of our notes payable at April 30, 2019, approximates their fair values based on comparable borrowing rates available to the company. The Company evaluated the fair market value of LVCA using Level 3 inputs. From that measurement, the Company recorded an impairment of LVCA.

There have been no changes in Level 1, Level 2, and Level 3 categorizations and no changes in valuation techniques for these assets or liabilities for the fiscal years ended April 30, 2019 and 2018.

Inventory – Inventory is comprised of raw material, work in process and finished goods. The raw material ending balance as of April 30, 2019 and 2018 was $30,313 and zero, respectively. Raw materials consist of biomass of trim and flower, which is stated at the lower of cost or net realizable value using first-in-first out method of accounting. Work in process represented crude oil infused with high potency of THC. Work in process ending balance as of April 30, 2019 and 2018 for this crude oil was $42,987 and zero, respectively. The cost of the work in process crude oil is recorded at the lower of average cost or market value based upon an average cost method. The cost of finished goods is recorded at lower of cost or market.

As of April 30, 2018, we had not completed our manufacturing extraction lab and did not maintain any inventory balances.

We periodically review the value of our inventory and provide a write-down of inventory based on our assessment of the market conditions. Any write-down is charged to cost of revenues.

Property, Plant and Equipment, net – Our property and equipment are recorded at cost. Assets held under capital leases are capitalized at the commencement of the lease at the lower of the present value of minimum lease payments at the inception of the lease or fair value. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over estimated useful lives of four to seven years, and amortization is computed using the straight-line method over the life of the applicable lease. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from our accounts and any resulting gain or loss is reflected in our consolidated statements of operations.

Land Improvements – Our land improvements are recorded at cost provided by our property association. These costs will continue to be capitalized until construction has been completed. Land improvements will not be depreciated until after construction has been completed by the property association.

Long-Lived Assets Impairment Assessment – Our long-lived assets are subject to an impairment test if there is an indicator of impairment. The carrying value and ultimate realization of these assets is dependent upon our estimates of future earnings and benefits that we expect to generate from their use. If our expectations of future results and cash flows are significantly diminished, other long-lived assets may be impaired and the resulting charge to operations may be material. When we determine that the carrying value of intangibles or other long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, we use the projected undiscounted cash flow method or realizable value to determine whether an impairment exists, and then measure the impairment using discounted cash flows.

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Revenue Recognition –

Our products currently include high quality distillate oil, bulk whole flower, and marijuana cigarettes.

We recognize revenue as earned when the four revenue recognition criteria have been met, which includes:

i) Existence of a persuasive evidence of an arrangement;

ii) Delivery of product to a customer;

iii) Fixed or determinable sales price; and

iv) Collection is reasonably assured.

Cost of Goods Sold –Our cost of goods sold includes the costs directly attributable to revenue recognized and includes expenses related to the production, packaging and labeling of cannabis products; personnel-related costs, fees for third-party services, such as testing and transportation costs related to our distribution services.

Research and Development Expenses – Research and development (“R&D”) costs are charged to expense as incurred. Our R&D expenses include, but are not limited to, consulting service fees and materials and supplies used in the development of our proprietary products and services.

General and Administrative Expenses – General and administrative expenses consist primarily of personnel-related costs, fees for professional and consulting services, travel costs, rent, bad debt expense, general corporate costs, and other costs of administration such as human resources, finance and administrative roles.

Income Taxes – Income tax assets and liabilities are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as net operating loss and tax credit carryovers. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized, or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that we do not consider it more likely than not that a future tax asset will be recovered, we will provide a valuation allowance against the excess.

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We follow the provisions of ASC 740, Income Taxes. Because of ASC 740, we make a comprehensive review of our portfolio of tax positions in accordance with recognition standards established by ASC 740.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in our consolidated financial statements in the period during which, based on all available evidence, we believe it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

We have created our tax provision leveraging known tax court cases involving various marijuana dispensaries and other cannabis related businesses, including the section of the IRS Tax code of 280E. The U.S. Tax Code Section 280E is the federal statute that states that a business engaging in the trafficking of a Schedule I or II controlled substance, which includes cannabis and cannabis related products, are barred from taking the tax deductions or credits in their federal tax returns which are not considered as part of the business’ cost of goods sold. Given the guidance offered by the Tax code 280E we have prepared our tax provision according to this tax code.

Interest and penalties associated with unrecognized tax benefits, if any, are classified as interest expense and penalties and are included in general and administrative expenses in our consolidated statements of operations.

On December 22, 2017, the U.S. Tax Cuts and Jobs Act was enacted. U.S. tax reform introduced many changes, including lowering the U.S. corporate tax rate to 21 percent, changes in incentives, provisions to prevent U.S. base erosion and significant changes in the taxation of international income, including provisions which allow for the repatriation of foreign earnings without U.S. tax. The enactment of U.S. tax reform had no significant impact on our income taxes for the years ended April 30, 2019 and 2018, respectively.

Commitments and Contingencies – Certain conditions may exist as of the date our financial statements are issued, which may result in a loss, but which will only be resolved when one or more future events occur or fail to occur. We assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we evaluate the perceived merits of the legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. From August 28, 2017 (inception) to November 29, 2019, there have been no such proceedings.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in our consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

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Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Net Loss Per Share – We compute net loss per share in accordance with ASC 260, Earnings per Share. Under the provisions of ASC 260, basic net loss per share includes no dilution and is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic net loss per share) and potentially dilutive securities that are not anti-dilutive.

Concentration of Credit Risk – Financial instruments that potentially subject us to credit risk consist of cash. We maintain our cash with high credit quality financial institutions; at times, such balances with any one financial institution may not be insured by the FDIC.

Accounts Receivable and Revenue – For the year ended April 30, 2019, two customers represented approximately 63% and 27% of the net revenues. As of April 30, 2019, one customer represented approximately 100% of accounts receivables. The accounts receivable balance was $3,345 as of April 30, 2019 and for the period, August 28, 2017 (inception) to April 30, 2018 there were no such concentrations.

Recently Issued Accounting Pronouncements – From time to time, the FASB or other standards setting bodies issue new accounting pronouncements. Updates to the FASB ASCs are communicated through issuance of an Accounting Standards Update (“ASU”). Unless otherwise discussed, we believe that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on our condensed consolidated financial statements upon adoption.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company is currently evaluating the impact ASU 2016-02 will have on its financial statements.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606) — Deferral of the Effective Date (ASU 2015-14), which defers the effective date of ASU 2014-09 for one year and permits early adoption as early as the original effective date of ASU 2014-09. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. In 2016, the FASB issued additional guidance to clarify the implementation guidance (ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; and ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients). The Company is currently evaluating the impact ASU 2015-14 will have on its financial statements.

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In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company is currently evaluating the impact ASU 2018-13 will have on its financial statements.

In May 2019, the FASB issued ASU 2019-06, Intangibles—Goodwill and Other (Topic 350), Business Combinations (Topic 805), and Not-for-Profit Entities (Topic 958): Extending the Private Company Accounting Alternatives on Goodwill and Certain Identifiable Intangible Assets to Not-for-Profit Entities. ASU 2019-06 modifies the testing goodwill for impairment annually and requires amortization of goodwill over 10 years or less, on a straight-line basis. Testing for impairment is now based upon a triggering event. ASU is effective as of the date of the pronouncement. The Company is currently evaluating the impact ASU 2019-06 will have on its financial statements.

Recently Issued Accounting Pronouncements Adopted

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. This ASU affects entities that issue share-based payment awards to their employees. The ASU is designed to simplify several aspects of accounting for share-based payment award transactions which include – the income tax consequences, classification of awards as either equity or liabilities, classification on the statement of cash flows and forfeiture rate calculations. ASU 2016-09 became effective for the Company in the first quarter of fiscal 2018.

NOTE 3 – GOING CONCERN

Our consolidated financial statements have been prepared on a going concern basis which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. During the year ended April 30, 2019, we incurred a net loss of approximately $524,000, had a working capital deficit of approximately $841,000 and had an accumulated deficit of approximately $3,018,000 at April 30, 2019. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and, or, obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. There is no assurance that these events will be satisfactorily completed. As a result, there is substantial doubt about our ability to continue as a going concern for one year from the issuance date of these financial statements. No adjustments have been made to the financials related to the outcome of this uncertainty.

Management’s plan regarding this matter is to, amongst other things, seek additional equity financing by selling our equity securities and obtaining funds through the issuance of debt. We cannot assure you that funds from these sources will be available when needed or, if available, will be on terms favorable to us or to our stockholders. If we raise additional funds or settle liabilities by issuing equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or such equity securities may provide for rights, preferences or privileges senior to those of the holders of our common stock. Our ability to execute our business plan and continue as a going concern may be adversely affected if we are unable to raise additional capital or operate profitably.

On July 10, 2019, Grapefruit Boulevard Investments, Inc. and Imaging3, Inc. (“IGNG”) closed a Share Exchange after the completion of all conditions subsequently contemplated by the Share Exchange Agreement among the parties thereto (the “SEA”), by which IGNG was acquired in a reverse acquisition (the “Acquisition”) by the former shareholders of Grapefruit Boulevard Investments, Inc. (“Grapefruit). Under the terms of the SEA executed on May 31, 2019 IGNG became obligated to issue to Grapefruit’s existing shareholders that number of newly issued restricted IGNG common shares such that the former Grapefruit shareholders (now new IGNG shareholders) own approximately 81% of the post-Acquisition IGNG common shares and the current IGNG shareholders retain approximately 19% of the post-Acquisition IGNG common shares.

In connection with and dependent upon the successful consummation of the above transaction, on May 31, 2019, the Company executed a Securities Purchase Agreement (the “SPA”), with Auctus Fund, LLC of Boston MA (the “Investor”) pursuant to the terms of which IGNG agreed to sell $4,000,000 of Convertible Notes (the “Notes”) and issue $6,200,000 of callable warrants (“the Warrants”) to the Investor. Pursuant to the SPA, Auctus became obligated to purchase the $4,000,000 of Notes from IGNG in four tranches as follows: $600,000 at the SPA closing, which was funded on June 6, 2019; the second tranche of $1,400,000 on the day IGNG files its required registration statement on Form S-1 registering the IGNG shares underlying tranches 1 and 2 (the “Registration Statement”), which was funded on August 16, 2019; the third tranche will be funded the day the SEC declares the Registration Statement effective and the fourth tranche will be funded 90 Days after the Effective Date. As of the date of this filing, the first and second tranches of this financing have been completed and the Company has received gross proceeds of $2,000,000.

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NOTE 4 – OPERATING LEASES

During the fiscal year of 2018 we reviewed various facilities and identified a suitable, compliant cannabis facility located in the city of Dessert Hot Springs, to build our manufacturing and distribution facility. This commercial park is owned and operated by Coachillin’ Holding LLC and we purchased land rights from Coachillin’ Holding LLC on December 21, 2017 to secure our specific location within their commercial park.

Construction of our facility has not been completed, and we have been provided an estimated completion date of September 2022. In order for us to obtain California cannabis licensing from state and local officials we entered into an operating lease with Coachillin’ Holdings to temporarily occupy an area near the location of our permanent location within the Coachillin’ commercial park.

We entered into this operating land lease agreement with Coachillin’ Holdings LLC on September 1, 2018 to rent approximately 2,268 square feet of leasable land area. The operating lease renews annually and has a base rent of $0.50 square foot of leasable area of the designated premise assigned by Coachillin’ Holdings LLC. We paid an initial non-refundable prepaid rent of $3,402 which was expensed during the fiscal year ended April 30, 2019. We entered into this operating agreement in order to obtain our provisional cannabis licenses for manufacturing and distribution during our fiscal year 2019.

The future payments due under operating leases as of April 30, 2019 is as follows:

Fiscal Year End	April 30
2020	$13,608
2021	13,608
2022	4,536
2023	-
2024	-
Thereafter	-
$31,752

NOTE 5 – INVENTORY

At April 30, 2019 and April 30, 2018, our inventory was, as follows:

	April 30, 2019	April 30, 2018
Raw materials	$30,313	$-
Work-in-process	42,987	-
	$73,300	$-

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net of accumulated depreciation and amortization, at April 30, 2019 and April 30, 2018 was, as follows:

	April 30, 2019	April 30, 2018
Extraction equipment	$253,677	$182,699
Extraction laboratory	84,207	3,807
Warehouse facility	7,658	-
Land and land improvements	1,456,194	1,153,947
Accumulated depreciation and amortization	(39,193)	-
Property, plant and equipment	$1,762,543	$1,340,453

The Company acquired the extraction equipment, laboratory, and warehouse facility during 2018 and 2019 and made preparations and final testing for future production. Final preparations for certain extraction and warehouse work was completed, and these related assets were placed in service on April 1, 2019, at which time we commenced depreciating this asset.

Included in our extraction equipment was a capitalized lease amount, net of depreciation, of approximately $108,377 and $145,164 as of April 30, 2019 and 2018, respectively. The amount of interest capitalized as part of the cost of property, plant and equipment is $150,827 and $91,967 as of April 30, 2019 and 2018, respectively.

The amount of related depreciation expense for the years ended April 30, 2019 and 2018 is $39,193 and $0, respectively.

NOTE 7 – CAPITAL LEASE PAYABLE

Capital lease payable consists of one capital lease agreement entered into on April 2018 to finance the purchase of various lab and manufacturing equipment. The outstanding balance on the 48-month installment capital lease was $108,818 and $131,444 as of April 30, 2019 and 2018, respectively. The terms of the 48-month capital lease specify monthly payments of $4,575. The interest rate implicit in the lease is 2.2% and the maturity date is February 2022.

A summary of minimum lease payments on capital lease payable for future years is as follows:

Fiscal Year End	April 30
2020	$54,900
2021	54,900
2022	45,715
2023	-
2024	-
Thereafter	-
Total minimum lease payments	155,515
Less: amount representing interest	46,697
Capital lease liability	$108,818

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NOTE 8 – NOTES PAYABLE

In October 2017, in connection with our purchase of two acres of fully entitled cannabis real property located in the Coachillin’ Industrial Cultivation and Ancillary Canna-Business Park, the Company issued a first and second trust deed note in the amounts of $700,000 and $200,000, respectively. The first and second trust deed notes are interest only notes and bear interest at 13.0% and mature in August 2022, with the principal payment due at maturity. For the $700,000 loan, the monthly payment is approximately $7,500. For the $200,000 loan, the monthly payment is approximately $2,200. The Company prepaid four months interest to the lender totaling $38,970, which as of April 30, 2018 was fully expensed. The 1st and 2nd trust deeds are secured by the land as well as property owned by two officers of the company and three other related parties. Also, each party has personally guaranteed or pledged additional collateral.

In April 2018, the Company issued a note due 60 days after funding with a principal amount of $250,000 and interest totaling $125,000. As of April 30, 2019, the note has not been repaid and was amended to add an additional interest charge of $37,500 or 10% of the total balance due, which is included in our current liabilities. The note is past due. Two officers of the Company have personally guaranteed the loan.

NOTE 9 – EMPLOYMENT AGREEMENT

The Company entered into an employment contact on November 19, 2018 with a key employee who has developed a cannabis brand and customer following. Under the employment contract, the Company will employ this key employee from November 19, 2018 to November 19, 2021. The Company and employee may renew this agreement by mutual written agreement. This employee will serve in the capacity of assisting the Company in developing sales for a cannabis brand owned and managed by this employee. In addition, this employee may serve in the capacity of developing new cannabis product lines and sales. The employee will receive a commission structure related to their performance measurements and has assigned to the Company all rights, titles and interests related to a cannabis brand previously owned and managed by this employee and deemed to have no value. If the employee is terminated, rights to the brand and other intellectual property revert back to the employee. The Company did not record any contingent liabilities related to this commission because the performance measurements have not been met as of April 30, 2019.

NOTE 10 – PAYABLES AND OPERATING LEASE – RELATED PARTY

Accrued payable to officers and directors are due on demand and consisted of the following at April 30, 2019 and 2018:

	April 30, 2019	April 30, 2018
Payable to an officer and director	$115,249	$17,029
Payable to an individual affiliate of an officer and director	40,000	40,000
Payable to a company affiliate to an officer and director	126,377	126,377
	$281,626	$183,406

Historically, officers and directors of the Company, have paid obligations and expenses on behalf of the Company from their own individual, personal funds.

A related party leased two eco-pods in April 2019 and May 2019, which are refurbished shipping containers, located on this specific parcel within Coachillin’. The lease is treated as an operating lease and payment responsibility is ultimately the responsibility of the related party. The Company has assumed these lease payment obligations in May 2019. The monthly payments are $1,055 and $880, for the duration of the lease terms of four and five years, respectively. We paid administrative fees of $600 associated with these two leases during the fiscal year ended April 30, 2019.

NOTE 11 – STOCKHOLDERS’ (DEFICIT) EQUITY

Authorized Common Shares

At a meeting of the shareholders of the Company on March 14, 2018, the authorized shares of common stock of the Company were set at 450,000,000.

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Equity offerings

During period ended April 30, 2018, we issued 8,000,000 shares of common stock to founders at $0.25 per share. The $2,000,000 was recorded as officer’s compensation. In addition, we issued 1,000,000 shares of common stock to outside investors at $0.25 per share, for cash of $250,000. 1,000,000 shares of common stock were issued to a related party at $0.25 per share and recorded as stock-based compensation of $250,000.

During fiscal year ended April 30, 2019, we issued 970,000 shares of common stock to outside investors for cash of $485,000, at $0.50 per share. In addition, we signed an agreement with an outside investor to issue 100,000 shares of common stock for $50,000 cash, at $0.50, resulting in a stock subscription receivable. Cash for this receivable was received on May 5, 2019.

NOTE 12 – INCOME TAXES

The Company has generated losses before income tax of approximately $524,000 and $2,494,000 as of April 30, 2019 and 2018, respectively. The company recognized a deferred tax asset of approximately $95,600 and $0 for the related NOL carryforward as of April 30, 2019 and 2018, respectively. The Company operates in the cannabis industry, which incurs regulatory taxes in addition to comparable taxes of other industries.

On December 22, 2017, the legislation commonly referred to as the Tax Cuts and Jobs Act was enacted, which contains significant changes to U.S. tax law and was leveraged in our tax provision process.

The Company has open tax years of 2018 and 2019. These open years contain certain matters that could be subject to differing interpretations of applicable tax laws and regulations, as they relate to the amount, timing, or inclusion of revenue and expense.

The Company’s effective income tax differs from the statutory federal income tax as follows:

	2019	2018
Net loss	$524,000	$2,494,000

Expected federal tax expense	(110,000)	(523,700)
Increase (decrease) in income tax resulting from:
Permanent differences	51,000	523,700
State and local income taxes, net of Federal benefit	(36,600)	-
Change in valuation allowance	95,600	-
Current year tax provision	$-	$-

In 2019, the net operating loss led to a deferred tax asset of approximately $94,600 and includes a deferred tax asset of $58,000 related to the impairment loss of LVCA and a deferred tax liability of $57,000 related to property and equipment. There are no deferred tax assets or liabilities for 2018. On April 30, 2019 and 2018, based on the guidance in ASC 740-10-45-10A, we provided an allowance of $95,600 and $0, respectively, related to these tax benefits given the uncertainty of utilizing the asset.

NOTE 13 – ACQUISITION OF LAKE VICTORIA MINING COMPANY

In December 2018, we purchased control of a public shell company, Lake Victoria Mining Company. (“LVCA”), for $150,000 cash, incurred $30,300 of acquisition costs, and which included a noncontrolling interest of $15,085 for a total investment amount of $195,385, through which we intended to effectuate becoming a public company through a reverse merger transaction. The transaction was recorded as an asset acquisition (as we purchased 2,000 authorized unregistered shares of Series L preferred stock, the “Control Shares”) and substantially all of the purchase consideration was allocated to an intangible asset. During the fiscal year ended April 30, 2019, we determined that LVCA was not a suitable entity through which we could accomplish our objective.  In addition, we evaluated the impairment indicators including, but not limited to:

a.	An investor would not finance the LVCA transaction due to the fact that it would not be able to take advantage of the SEC Rule 144 exemption as LVCA was not a ‘reporting company
b.	The Control Shares cannot be converted into shares of LVCA’s common stock and do not trade on any exchange or marketplace
c.	There is no liquid market for a voting control block of an OTC pink traded entity with no assets.
d.	When we tried to sell the Control Shares in early May 2019, no buyers emerged, and
e.	A well known broker of public shell companies informed the Company that LVCA was not marketable.

Based on these indicators, we determined that the asset was permanently impaired, and we recorded an impairment charge related to the investment in LVCA of $195,385, leaving a net realizable value of $0 as of April 30, 2019

In July 2019, we sold our investment in LVCA to an entity owned by the CEO and COO of the Company for $1,000 and the assumption of $23,822 of liabilities resulting in an increase in additional paid in capital of $24,822.

NOTE 14 – SUBSEQUENT EVENTS

Related Party Notes

During the fiscal year 2019 and 2018, officers and directors of the Company, paid certain obligations and expenses on behalf of the Company. On April 30, 2019 and April 30, 2018, the amounts due were $281,626 and $183,406.

On May 1, 2019, Related party payables totaling $241,629 of principal and $10,681 of accrued interest were converted to notes bearing a 10% annual interest rate due between the dates of July 1, 2019 and October 1, 2019. The notes are currently in default.

Fixed Asset Deposit

In February 2018 we entered into an operating lease agreement with a vendor who could provide the Company customized eco-pods which were utilized for our various operations of distribution, extraction and testing activities. These eco-pods allowed the Company to obtain its necessary cannabis licensing until its permanent facility at the Coachillin’ Holdings LLC commercial park is completed. As of April 30, 2019, the Company provided this vendor a security deposit of approximately $97,000 for the purpose of providing additional eco-pods and services. The eco-pod vendor failed to provide the Company the additional eco-pods and other related services according to the terms of the agreement. The Company determined the likelihood of recouping its fixed asset deposit was not cost effective and considered the deposit a loss which was expensed on April 30, 2019. A mutual release agreement was approved by both parties in August 2019, which released the Company from any future financial obligations.

Employment Contracts

The Company entered into an employment contact on May 1, 2019 with a key employee who has developed a cannabis brand and customer following. Under the employment contract, the Company will employ this key employee from May 1, 2019 to May 1, 2024. The Company and employee may renew this agreement by mutual written agreement. This employee will serve in the capacity of assisting the Company in developing existing and new cannabis product lines and sales. The employee will receive a commission structure related to their performance measurements.

Final Closing on Grapefruit Reverse Acquisition

On July 10, 2019, Grapefruit Boulevard Investments, Inc. and Imaging3, Inc. (“IGNG”) closed the Share Exchange after the completion of all conditions subsequently contemplated by the Share Exchange Agreement among the parties thereto (the “SEA”), by which IGNG was acquired in a reverse acquisition (the “Acquisition”) by the former shareholders of Grapefruit Boulevard Investments, Inc. (“Grapefruit). Under the terms of the SEA executed on May 31, 2019 IGNG became obligated to issue to Grapefruit’s existing shareholders that number of newly issued restricted IGNG common shares such that the former Grapefruit shareholders (now new IGNG shareholders) will own approximately 81% of the post-Acquisition IGNG common shares and the current IGNG shareholders will retain 19% of the post-Acquisition IGNG common shares. At the time of the execution of the SEA, IGNG had approximately 85,218,249 outstanding shares of common stock. Therefore, IGNG issued to Grapefruit’s shareholders 362,979,114 IGNG common shares to Grapefruit’s current shareholder on a pro rata basis with their current ownership of Grapefruit of which Bradley Yourist and Daniel J. Yourist own a combined 72.26% or approximately 259,967,136 shares.

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